EXHIBIT 99.1

OFFICEMAX, INC.

   Headquarters:  3605 Warrensville Center Rd., Shaker Heights, OH  44122-5203
                              Mailing Address:  P.O. Box 228070, Cleveland, OH
                                                                    44122-8070


                             FOR IMMEDIATE RELEASE
NEWS RELEASE                 For inquiries:
                             Investors                       Media
                             Michael Weisbarth               Steve Baisden
                             Senior Vice President,          Manager, Investor &
                             Treasurer                       Public Relations
                             (216) 471-6698                  (216) 471-3441
                             investor@officemax.com


OFFICEMAX SHAREHOLDERS APPROVE AND ADOPT AGREEMENT AND PLAN OF MERGER TO COMBINE WITH BOISE CASCADE CORPORATION

CLEVELAND - DEC. 9, 2003 - OfficeMax Inc. (NYSE: OMX) today said its shareholders overwhelmingly approved and adopted the agreement and plan of merger to combine with Boise Cascade Corporation (NYSE: BCC), creating a new organization with "all-in" sales of over $12 billion.

Michael Feuer, OfficeMax's co-founder, chairman and chief executive officer, said, "Shareholders of OfficeMax will receive a combination of cash and Boise stock approximating $1.4 billion, which represents a nearly 70 percent increase in the Company's stock price since last year on the same date."

OfficeMax said it expects the transaction to be completed by the end of business today, and, accordingly, shares of OfficeMax stock will cease to trade under the ticker symbol "OMX" on all securities markets.

ABOUT OFFICEMAX

OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs. The Company has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its award winning e-commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers and two national customer call and contact centers.

                                     # # #

Note: Statements in this news release, other than those concerning historical information (including information incorporated by reference), contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any information in this news release that is not historical information is a forward-looking statement which may be identified by the use of language such as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives (including the Company's proposed combination with Boise Cascade Corporation), marketing and expansion plans, and the impact of operating initiatives. The forward-looking statements, which speak only as of the date the statement was made, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include those described in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, and in other reports and exhibits to those reports filed with the Securities and Exchange Commission. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's filings with the Securities and Exchange Commission are available at no charge at www.sec.gov and www.freeEDGAR.com, as well as on a number of other web sites including OfficeMax.com, under the investor information section. These risks and uncertainties also include the following: the possibility that all of the conditions to the closing of the merger will not be satisfied. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.